Exhibit 3_80

THE MEMBERSHIPS INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE INTERESTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT SUCH REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER AND SALE ARE SET FORTH IN THIS AGREEMENT.

OPERATING AGREEMENT

OF

INTERCEPT SERVICES, LLC

A Georgia Limited Liability Company

TABLE OF CONTENTS

ARTICLE ONE – DEFINED TERMS		1
Act		1
Articles of Organization		1
Business Day		1
Company		1
Company Property or Properties		1
Interest		1
Managers		1
Member		2
Notification		2
Operating Agreement		2
Person		2

ARTICLE TWO – ORGANIZATION		2
Section 2.1.	Term	2
Section 2.2.	Qualification in Other Jurisdictions	2
Section 2.3.	Merger	2

ARTICLE THREE – NAME; REGISTERED OFFICE AND AGENT		2
Section 3.1.	Name	2
Section 3.2.	Assumed Names	3
Section 3.3.	Registered Office; Registered Agent; Principal Office in the United States; Other Offices	3

ARTICLE FOUR – PURPOSE		3
Section 4.1.	Purpose	3

ARTICLE FIVE – OWNERSHIP OF COMPANY PROPERTY		3
Section 5.1.	Ownership of Company Property	3

ARTICLE SIX – FISCAL MATTERS; BOOKS AND RECORDS		3
Section 6.1.	Bank Accounts; Investments	4
Section 6.2.	Records Required by Act	4

ARTICLE SEVEN – MANAGEMENT OF THE COMPANY		4
Section 7.1.	Management	4
Section 7.2.	Powers of Managers	4
Section 7.3.	Number; Tenure	4
Section 7.4.	Place of Meeting	4
Section 7.5.	Regular Meetings	4
Section 7.6.	Special Meetings	5
Section 7.7.	Quorum of and Action by Managers	5
Section 7.8.	Compensation	5

Section 13.4.	Severability	12
Section 13.5.	Amendment	12
Section 13.6.	Binding Effect	12

INTERCEPT SERVICES, LLC

A Georgia Limited Liability Company

OPERATING AGREEMENT

* * * * *

Date:                     , 2001

This Operating Agreement (the “Operating Agreement”) of INTERCEPT SERVICES, LLC, a Georgia limited liability company, is adopted effective as of the date set forth above by the undersigned, being the sole Member and Manager of the Company.

ARTICLE ONE

DEFINED TERMS

The capitalized terms used in this Operating Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

Act. The Georgia Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

Articles of Organization. The Articles of Organization of the Company as filed with the Secretary of State of Georgia to organize the Company pursuant to the terms of the Act and as may be amended from time to time thereafter.

Business Day. Any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. §6103(a), as may be amended from time to time.

Company. INTERCEPT SERVICES, LLC, as such limited liability company may from time to time be constituted.

Company Property or Properties. All interests, properties and rights of any type owned by the Company, whether owned by the Company at the date of its formation or thereafter acquired.

Interest. The ownership interest of a Member in the Company, including the right of a Member to receive the revenues, income and loss of the Company and all management rights, voting rights or rights to consent.

Managers. At any time, the Person or Persons who are then managing the business of the Company in accordance with Article Seven of this Operating Agreement. The sole initial Manager of the Company is hereby designated as The InterCept Group, Inc., a Georgia corporation.

Member. At any time, the Person who then owns Interests in the Company. The sole initial Member is The InterCept Group, Inc., a Georgia corporation, and is a party to this Operating Agreement.

Notification. A writing containing any information required by this Operating Agreement to be communicated to any Person, which may be personally delivered, sent by registered or certified mail, postage prepaid, or sent by facsimile transmission promptly confirmed by mail, to such Person, at the last known address of such Person on the Company records. Any such Notification shall be deemed to be given (i) when delivered, in the case of personal delivery, (ii) on the date on which it is deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, in the case of mail, and (iii) within the first business hour (being 9:00 a.m. to 5:00 p.m., local time for the recipient, on any Business Day) after receipt by the addressee, in the case of facsimile transmission. Any communication containing information sent to any Person other than as required by the foregoing sentences, but which is actually received by such Person, shall constitute Notification as of the date of such receipt for all purposes of this Operating Agreement.

Operating Agreement. This Operating Agreement as originally executed and as subsequently amended from time to time.

Person. Any natural person, limited liability company, general partnership, limited partnership, corporation, joint venture, trust, or association.

ARTICLE TWO

ORGANIZATION

Section 2.1.    Term  Pursuant to the Act, the existence of the Company began upon the effective date of the Articles of Organization. The Company shall exist for a perpetual duration, unless sooner terminated in accordance with this Operating Agreement.

Section 2.2.    Qualification in Other Jurisdictions.  The Managers shall have authority to cause the Company to do business in jurisdictions other than the State of Georgia only if the Managers have qualified the Company to do business as a foreign limited liability company in such jurisdiction.

Section 2.3.    Merger.  The Company may merge with or into another limited liability company or other entity, or enter into an agreement to do so, subject to the requirements of the Act.

ARTICLE THREE

NAME; REGISTERED OFFICE AND AGENT

Section 3.1.    Name  The name of the Company is INTERCEPT SERVICES, LLC.

Section 3.2.    Assumed Names.  The Managers may cause the Company to do business under one or more assumed names. In connection with the use of any such assumed names, the Managers shall cause the Company to comply with the terms of any applicable assumed or fictitious name statute.

Section 3.3.    Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Georgia shall be the initial registered office named in the Articles of Organization or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Georgia shall be the initial registered agent named in the Articles of Organization or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Managers may designate from time to time, which need not be in the State of Georgia, and the Company shall maintain records there as required by the Act. The Company may have such other offices as the Managers may designate from time to time.

ARTICLE FOUR

PURPOSE

Section 4.1.    Purpose.  The purpose of the Company is to engage in any lawful business for which a limited liability company may be formed and that it is not forbidden by the law of the jurisdiction in which the Company engages in that business.

ARTICLE FIVE

OWNERSHIP OF COMPANY PROPERTY

Section 5.1.    Ownership of Company Property.  Company Property shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Managers may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

ARTICLE SIX

FISCAL MATTERS; BOOKS AND RECORDS

Section 6.1.    Bank Accounts; Investments.  Contributions to the Company's capital, revenues and any other Company funds shall be deposited by the Managers in a bank account established in the name of the Company, or shall be invested by the Managers in furtherance of the purpose of the Company. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company's bank accounts may be withdrawn only to be invested in furtherance of the Company purpose, to pay Company debts or obligations or to be distributed to the Member pursuant to this Operating Agreement.

Section 6.2.    Records Required by Act.  The Managers, at the expense of the Company, shall maintain in the Company's principal office in the United States, all records required to be kept pursuant to the Act.

ARTICLE SEVEN

MANAGEMENT OF THE COMPANY

Section 7.1.    Management.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managers. The Managers need not be residents of the State of Georgia or a Member of the Company. Any Person dealing with the Company, other than the Member, may rely on the authority of the Managers and officers in taking any action in the name of the Company without inquiry into the provisions or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Operating Agreement.

Section 7.2.    Powers of Managers.  The Managers shall have no power to cause the Company to do an act outside the purpose of the Company as set forth in Article Four hereof. Subject to the foregoing limitation, the Managers shall have full, complete and exclusive power to manage and control the Company, and shall have the authority to take any action the Managers deem to be necessary, convenient or advisable in connection with the management of the Company.

Section 7.3.    Number; Tenure.  The number of Managers and their tenure as Managers shall be as set by resolution of the Member. In the absence of a resolution of the Member, the number of Managers shall be one (1) and the initial Manager described in Article One hereof shall remain in such capacity until the earlier of its resignation, dissolution or removal or until its successor has been elected and qualified.

Section 7.4.    Place of Meeting.  Meetings of the Managers may be held either within or without the State of Georgia, at whatever place is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. The Managers, if more than one, may appoint a Chairman who shall preside at meetings of the Managers.

Section 7.5.    Regular Meetings.  The Managers may designate times for the conduct of regular meetings of the Managers. No notice need be given to Managers of regular meetings for which the Managers have designated a time.

Section 7.6.    Special Meetings.  Special meetings of the Managers may be held at any time upon the call of any one Managers of the Company, if more than one. A Notification of any special meeting shall be sent to the last known address of each Manager at least two (2) Business Days before the meeting. Notification of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of a Notification. Attendance of a Manager at such meeting also shall constitute a waiver of Notification thereof, except where such Manager attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

Section 7.7.    Quorum of and Action by Managers.  If there is more than one (1) Manager, a majority of the number of Managers fixed by or in the manner provided in this Operating Agreement, as from time to time amended, shall constitute a quorum for the transaction of business. If there is more than one (1) Manager, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers.

Section 7.8.    Compensation.  The salaries and other compensation of the Managers, if any, shall be fixed from time to time by the Member.

Section 7.9.    Resignation and Removal.  Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the other Managers. Any Manager may be removed at any time, with or without cause, by the Member.

Section 7.10.    Action by Written Consent.  Any action that may be taken at a meeting of the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of those Persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of the Managers or such committee at a meeting duly called and held. No notice shall be required in connection with the use of a written consent pursuant to this Section.

ARTICLE EIGHT

RIGHTS, POWERS AND OBLIGATIONS OF MEMBER

Section 8.1.    Liability to Third Parties.  No Member (including any Member who is a Manager) shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court, by reason of being a Member of the Company.

Section 8.2.    Sale of New or Additional Interests.  The Company shall not sell any new or additional Interests to any Member or Person without the prior consent and approval of the Member.

ARTICLE NINE

MEETINGS OF MEMBERS

Section 9.1.    Place of Meetings.  All meetings of the Member (or Members, if more than one) shall be held at the principal office of the Company as provided in Section 3.3, above, or at such other place within or without the State of Georgia as may be designated by the Managers or the Member.

Section 9.2.    Regular Meetings.  The Member (or Members, if more than one) may designate times for the conduct of regular meetings of the Members.

Section 9.3.    Special Meetings.  Special meetings of the Member (or Members, if more than one) may be called by resolution of the Managers, by the Member, or, if there is more than one (1) Member, by the Members owning at least ten percent (10%) of the Interests, for the purpose of addressing any matter upon which the Members may vote under this Operating Agreement. A Member may call a meeting by delivering to the Managers one or more written requests signed by such Member, stating that the Member wishes to call a meeting and indicating the specific purpose for which the meeting is to be held. Action at the meeting shall be limited to those matters specified in the call of the meeting.

Section 9.4.    Notice.  A Notification of all meetings, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member and Manager.

Section 9.5.    Waiver of Notice.  Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting also may be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.

Section 9.6.    Quorum.  A majority of the Members, if more than one, shall constitute a quorum at any meeting of the Members, whether present in person or by proxy.

Section 9.7.    Voting.

A. Voting and Voting Power. All Members shall be entitled to vote at meetings. Members may vote either in person or by proxy at any meeting. If more than one, each Member's percentage voting power at a meeting shall be in proportion to his percentage Interest.

B. Voting. Except as otherwise provided in the Articles of Organization or this Operating Agreement, and in the event there are more than one Members, with respect to any matter for which the affirmative vote of Members owning a specified portion of the Interests is required, the affirmative vote of the holders of a majority-in-interest of the Members at a meeting at which a quorum is present shall be the act of the Members.

C. Change in Voting Percentages. No provision of this Operating Agreement requiring that any action be taken only upon approval, vote or action of Members holding a specified percentage or all of the Interests may be modified, amended or repealed unless such modification, amendment or repeal is approved by Members holding at least such specified percentage of Interests.

Section 9.8.    Voting List.  The Managers shall make, at least ten (10) days before each meeting of Members, a complete list of the Member or Members entitled to vote at such meeting, arranged in alphabetical order, showing the address of, and Interest owned by, each Member, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to inspection by any Member during the meeting. Failure to comply with these requirements shall not affect the validity of any action taken at such meeting. The chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice, other than announcement of the time and place of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

Section 9.9.    Action by Written Consent.  Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by Members holding the percentage of Interests required to approve such action under the Act, the Articles of Organization or this Operating Agreement Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Article Nine. No prior notice from the signing Members to the Managers or other Members shall be required in connection with the use of a written consent pursuant to this Section. Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Managers to all Members who did not sign the written consent.

Section 9.10.    Proxies.  A Member may vote either in person or by proxy executed in writing by the Member. A facsimile, telegram telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Interests that are the subject of such proxy are to be voted with respect to such issue.

ARTICLE TEN

OFFICERS

Section 10.1.    Selection of Officers.  The Managers may appoint a Chairman of the Board of Managers, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other officers and agents as they shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers. Any person may hold two (2) or more offices. No officer or agent need be a Member, a Manager, or a resident of the State of Georgia.

Section 10.2.    Salaries.  The salaries, if any, of all officers and agents of the Company shall be fixed by the Managers.

Section 10.3.    Term of Office.  The officers of the Company shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Managers may be removed at any time by the affirmative vote of a majority of the Managers whenever, in their judgment, the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Managers.

Section 10.4.    Authority.  Officers and agents shall have such authority and perform such duties in the management of the Company as are provided in this Operating Agreement or as may be determined by resolution of the Managers not inconsistent with this Operating Agreement.

Section 10.5.    Chairman of the Board.  The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the members and of the Managers. He shall, in addition, perform such other functions (if any) as may be prescribed by this Operating Agreement or by the Managers.

Section 10.6.    The President.  The President shall be the ranking and chief executive officer of the Company. In the absence of a Chairman of the Board, he shall preside at meetings of the Managers and of the Member(s) unless he shall be absent, and he shall have power to call special meetings of the Member(s) and the Managers for any purpose or purposes, appoint and discharge, subject to the approval or review by the Managers, employees and agents of the Company and fix their compensation, and shall make and sign contracts and agreements in the name of and on behalf of the Company. The President shall put into operation such business policies of the Company as shall be decided upon by the Managers. In carrying out the business policies of the Managers, the President shall have the general management and control of the business and affairs of the Company and shall be the managing executive officer of the Company, and the President, in carrying out such business policies, is given the necessary authority to discharge such responsibility. He shall see that the books, reports, statements and certificates required by the statutes under which the Company is organized or any other laws applicable thereto, are properly kept, made and filed according to law. The President shall, in general, have supervisory power over the other officers, the committees and the business activities of the Company, subject to the approval or review of the Managers, and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.

Section 10.7.    The Vice Presidents.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the President, perform the duties and exercise the power of the President They also shall generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President and as the Managers shall prescribe.

Section 10.8.    The Secretary.  The Secretary shall attend all meetings of the Managers and all meetings of the Member(s) and record all the proceedings of such meetings in a book to be kept for that purpose, and he shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Managers, and he shall perform such other duties as may be prescribed by the Managers or President, under whose supervision he shall be.

Section 10.9.    Assistant Secretaries.  The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe or as the President may from time to time delegate.

Section 10.10.    The Treasurer.

A. Custody of Funds. The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and in addition, he shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers.

B. Disbursal. The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and he shall render to the President and the Managers, at the regular meeting of the Managers, or when the Managers so require, an account of all his transactions as Treasurer and of the financial condition of the Company.

C. Surety Bond. If required by the Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Managers for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

D. Additional Duties. The Treasurer shall perform such other duties and have such other authority and powers as the Managers may from time to time prescribe or as the President may from time to time delegate.

ARTICLE ELEVEN

DISSOLUTION AND WINDING UP

Section 11.1.    Events Causing Dissolution.

The Company shall be dissolved upon the first of the following events to occur:

A. The written consent of the sole Member, or two-thirds in interest of the Members if more than one, at any time to dissolve and wind up the affairs of the Company; or

B. The occurrence of any other event that causes the dissolution of a limited liability company under the Act.

Section 11.2.    Winding Up.  If the Company is dissolved pursuant to Section 11.1, the Company's affairs shall be wound up as soon as reasonably practicable.

Section 11.3.    Distribution of Company Property and Proceeds of Sale Thereof.

A. Order of Distribution. Upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the proceeds of such sales, and any Company Property that is to be distributed in kind, shall be distributed to the following groups in the following order of priority:

1. to the extent permitted by law, to satisfy Company liabilities to creditors, including Members who are creditors (other than for past due Company distributions), and the expenses of liquidation, of the Company, whether by payment or establishment of reserves;

2. to satisfy Company obligations to Member(s) to pay past due Company distributions;

3. to the Member(s), in accordance with the positive balances in its or their respective capital accounts, if any; and

4. to the Member(s) in accordance with its or their respective Interests.

B. Insufficient Assets. The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are sufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective capital account balances or Interests of each Member in such group.

ARTICLE TWELVE

INDEMNIFICATION AND INSURANCE

Section 12.1.    Indemnification and Advance of Expenses.  The Company shall indemnify and/or advance expenses to a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a Manager or Member of the Company, or (ii) is or was serving at the request of the Company as a manager, member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, to the fullest extent provided by, and in accordance with the procedures set forth in, the Act.

Section 12.2.    Insurance.  The Company may purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Manager, Member or Officer against any liability asserted against him or incurred by him in such a capacity or arising out of his status as such a Person, whether or not the Company would have the power to indemnify him against that liability under Section 12.1 or otherwise.

Section 12.3.    Limit on Liability of Members.  The indemnification set forth in this Article Thirteen shall in no event cause the Members to incur any personal liability nor shall it result in any liability of the Members to any third party.

ARTICLE THIRTEEN

MISCELLANEOUS PROVISIONS

Section 13.1.    Entire Agreement.  This Operating Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated,

Section 13.2.    Law Governing.  THIS OPERATING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

Section 13.3.    Successors and Assigns.  This Operating Agreement shall be binding upon and shall inure to the benefit of the Member(s) and the Manager(s) and its or their respective heirs, legal representatives, successors and assigns.

Section 13.4.    Severability.  This Operating Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and Operating Agreement. If any provision of this Operating Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the parties as expressed herein, the remainder of this Operating Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 13.5.    Amendment.  Except as expressly provided herein, this Operating Agreement may be amended only by action of the Member, or a majority-in-interest of such Members, if more than one.

Section 13.6.    Binding Effect.  This Operating Agreement shall be binding upon the parties hereto as evidenced by their signatures below.

IN WITNESS WHEREOF, the parties hereto have evidenced the adoption of this Operating Agreement by their signatures below, such adoption to be effective as of the date first above written.

SOLE MEMBER:

THE INTERCEPT GROUP, INC.

By:	/s/ SCOTT R. MEYERHOFF
SCOTT R. MEYERHOFF
Chief Financial Officer

SOLE MANAGER:

THE INTERCEPT GROUP, INC.

By:	/s/ SCOTT R. MEYERHOFF
SCOTT R. MEYERHOFF
Chief Financial Officer